                                                                    EXHIBIT 10.3






                             TEXAS INDUSTRIES, INC.
                             ----------------------



     $80,000,000     7.15%  SENIOR NOTES, SERIES A,  DUE APRIL 15, 2006
-----------------------------------------------------------------------

     $40,000,000     7.20%  SENIOR NOTES, SERIES B,  DUE APRIL 15, 2007
-----------------------------------------------------------------------

     $10,000,000     7.28%  SENIOR NOTES, SERIES C,  DUE APRIL 15, 2009
-----------------------------------------------------------------------

     $45,000,000    7.395%  SENIOR NOTES, SERIES D,  DUE APRIL 15, 2012
-----------------------------------------------------------------------

     $25,000,000     7.59%  SENIOR NOTES, SERIES E,  DUE APRIL 15, 2017
-----------------------------------------------------------------------



                                 NOTE AGREEMENT
                                 --------------







                         Dated as of December 18, 1997
                         -----------------------------

                               TABLE OF CONTENTS
                               -----------------

                            (Not Part of Agreement)
                            -----------------------

                                                                          Page
                                                                          ----

1.   AUTHORIZATION OF ISSUE OF NOTES........................................ 1

2.   PURCHASE AND SALE OF NOTES............................................. 2

3.   CONDITIONS............................................................. 2
       3A(1). CERTAIN DOCUMENTS............................................. 2
       3A(2). OPINION OF PURCHASER'S SPECIAL COUNSEL........................ 3
       3A(3). REPRESENTATIONS AND WARRANTIES; NO DEFAULT.................... 3
       3A(4). PURCHASE PERMITTED BY APPLICABLE LAWS......................... 3
       3A(5). PAYMENT OF SPECIAL COUNSEL FEES............................... 4
       3A(6). PRIVATE PLACEMENT NUMBERS..................................... 4
       3A(7). PRIOR OR SIMULTANEOUS DEPOSIT BY OTHER PURCHASERS............. 4
       3A(8). PROCEEDINGS................................................... 4
       3B(1). CLOSING DOCUMENTS AND OFFICER'S CERTIFICATE................... 4
       3B(2). INTERCREDITOR AGREEMENT....................................... 4
       3B(3). CHAPARRAL TO BE WHOLLY OWNED.................................. 4
       3B(4). ASSUMPTION OF CHAPARRAL DEBT.................................. 5
       3B(5). ESCROW AGREEMENT CERTIFICATE.................................. 5
       3B(6). PRIOR OR SIMULTANEOUS PURCHASE BY OTHER PURCHASERS............ 5
       3B(7). PROCEEDINGS................................................... 5
4.   PREPAYMENTS............................................................ 5
     4A. MANDATORY PREPAYMENTS OF SERIES A AND B NOTES...................... 5
     4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT.................. 5
     4C. NOTICE OF OPTIONAL PREPAYMENT...................................... 6
     4D. PARTIAL PAYMENTS PRO RATA.......................................... 6
     4E. RETIREMENT OF NOTES................................................ 6
5.   AFFIRMATIVE COVENANTS.................................................. 6
     5A. FINANCIAL STATEMENTS............................................... 6
     5B. INFORMATION REQUIRED BY RULE 144A.................................. 8
     5C. INSPECTION OF PROPERTY............................................. 8
     5D. MAINTENANCE OF PROPERTIES.......................................... 8
     5E. INSURANCE.......................................................... 9
     5F. COMPLIANCE WITH LAW................................................ 9
     5G. CORPORATE EXISTENCE, ETC........................................... 9
6.   NEGATIVE COVENANTS..................................................... 9
     6A. DIVIDEND LIMITATION................................................ 9
     6B. LIENS, DEBT, AND OTHER RESTRICTIONS................................10
       6B(1). LIENS.........................................................10
       6B(2). DEBT..........................................................12
       6B(3). LOANS, ADVANCES, INVESTMENTS AND CONTINGENT LIABILITIES.......13
       6B(4). SALE OF STOCK, OTHER EQUITY INTERESTS AND DEBT
              OF SUBSIDIARIES...............................................14
       6B(5). MERGER AND SALE OF ASSETS.....................................15
       6B(6). SALE AND LEASE-BACK...........................................17
       6B(7). SUBSIDIARY RESTRICTIONS.......................................17
     6C. ISSUANCE OF STOCK OR OTHER EQUITY INTERESTS BY SUBSIDIARIES........17
7.   EVENTS OF DEFAULT......................................................18
     7A. ACCELERATION.......................................................18
     7B. RESCISSION OF ACCELERATION.........................................21
     7C. NOTICE OF ACCELERATION OR RESCISSION...............................21

     7D. OTHER REMEDIES.....................................................21
8.   REPRESENTATIONS, COVENANTS AND WARRANTIES..............................22
     8A. ORGANIZATION.......................................................22
     8B. FINANCIAL STATEMENTS...............................................22
     8C. ACTIONS PENDING....................................................22
     8D. OUTSTANDING DEBT...................................................22
     8E. TITLE TO PROPERTIES................................................22
     8F. TAXES..............................................................23
     8G. CONFLICTING AGREEMENTS AND OTHER MATTERS...........................23
     8H. OFFERING OF NOTES..................................................23
     8I. USE OF PROCEEDS....................................................24
     8J. ERISA..............................................................25
     8K. GOVERNMENTAL CONSENT...............................................25
     8L. ENVIRONMENTAL COMPLIANCE...........................................25
     8M. DISCLOSURE.........................................................25
9.   REPRESENTATIONS OF THE PURCHASERS......................................26
     9A. NATURE OF PURCHASE.................................................26
     9B. SOURCE OF FUNDS....................................................26
10.  DEFINITIONS............................................................27
     10A. YIELD-MAINTENANCE TERMS...........................................27
     10B. OTHER TERMS.......................................................28
     10C. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS...................34
11.  MISCELLANEOUS..........................................................35
     11A. PLACE OF PAYMENT..................................................35
     11B. HOME OFFICE PAYMENT...............................................35
     11C. EXPENSES..........................................................35
     11D. CONSENT TO AMENDMENTS.............................................36
     11E. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES....36
     11F. PERSONS DEEMED OWNERS; PARTICIPATIONS.............................37
     11G. SUBSTITUTION OF PURCHASER.........................................37
     11H. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT......37
     11I. SUCCESSORS AND ASSIGNS............................................37
     11J. DISCLOSURE TO OTHER PERSONS.......................................37
     11K. NOTICES...........................................................38
     11L. PAYMENTS DUE ON NON-BUSINESS DAYS.................................38
     11M. SATISFACTION REQUIREMENT..........................................38
     11N. GOVERNING LAW.....................................................38
     11O. SEVERABILITY......................................................39
     11P. DESCRIPTIVE HEADINGS..............................................39
     11Q. COUNTERPARTS......................................................39


SCHEDULE I
SCHEDULE 6B(2) -- LIENS AND DEBT
SCHEDULE 6B(3) -- EXISTING INVESTMENTS
SCHEDULE 8G -- LIST OF AGREEMENTS RESTRICTING DEBT
EXHIBIT A-1 -- FORM OF SERIES A NOTE
EXHIBIT A-2 -- FORM OF SERIES B NOTE
EXHIBIT A-3 -- FORM OF SERIES C NOTE
EXHIBIT A-4 -- FORM OF SERIES D NOTE
EXHIBIT A-5 -- FORM OF SERIES E NOTE
EXHIBIT B -- FORM OF OPINION OF COMPANY'S COUNSEL

EXHIBIT C -- FORM OF GUARANTY AGREEMENT
EXHIBIT D -- FORM OF AMENDED AND RESTATED INTERCREDITOR AGREEMENT
EXHIBIT E -- FORM OF ESCROW AGREEMENT

                             TEXAS INDUSTRIES, INC.
                           1341 West Mockingbird Lane
                            DALLAS, TEXAS 75247-6913


                            As of December 18, 1997


TO EACH OF THE PURCHASERS
LISTED IN THE ATTACHED SCHEDULE I


$80,000,000 7.15%  Senior Notes, Series A
$40,000,000 7.20%  Senior Notes, Series B
$10,000,000 7.28%  Senior Notes, Series C
$45,000,000 7.395% Senior Notes, Series D
$25,000,000 7.59%  Senior Notes, Series E


Ladies and Gentlemen:

     The undersigned, TEXAS INDUSTRIES, INC. (the "COMPANY"), hereby agrees with you as follows:

     PARAGRAPH 1.  AUTHORIZATION OF ISSUE OF NOTES.

     1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of (i) its senior promissory notes in the aggregate principal amount of $80,000,000, to be dated the date of issue thereof, to mature April 15, 2006, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.15% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto (the "SERIES A NOTES"),
(ii) its senior promissory notes in the aggregate principal amount of $40,000,000, to be dated the date of issue thereof, to mature April 15, 2007, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.20% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A-2 attached hereto (the "SERIES B NOTES"),
(iii) its senior promissory notes in the aggregate principal amount of $10,000,000, to be dated the date of issue thereof, to mature April 15, 2009, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.28% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A-3 attached hereto (the "SERIES C NOTES"),
(iv) its senior promissory notes in the aggregate principal amount of $45,000,000, to be dated the date of issue thereof, to mature April 15, 2012, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.395% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A-4 attached hereto (the "SERIES D NOTES"), and (v) its senior promissory notes in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature April 15, 2017, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.29% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A-5 attached hereto (the "SERIES E NOTES"). The term "NOTES" as used herein shall include each Series A Note, Series B Note, Series C Note, Series D Note or Series E Note issued pursuant to this Agreement and each such Note delivered in substitution or exchange for any other Note pursuant to any provision of this Agreement. Capitalized terms used herein have the meanings specified in paragraph 10.

     PARAGRAPH 2.  PURCHASE AND SALE OF NOTES.

     2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to you, and subject to the terms and conditions herein set forth, you hereby agree to purchase from the Company, Notes of the respective series and in the respective aggregate principal amounts indicated with respect to you in Schedule I hereto. The closing of such sale and purchase shall initially be escrowed as provided more fully hereinafter and in an Escrow Agreement of even date herewith between the Company, each of you and the Escrow Agent, in the form of Exhibit E hereto (the "ESCROW AGREEMENT"). The date of such escrowed closing (the "CLOSING DATE") shall be December 18, 1997. The purchase price of all such Notes shall be 100% of the principal amount thereof. On the Closing Date the Company will deliver to the Escrow Agent, at the offices of Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, Houston, Texas 77002, Notes registered in your name or the name of your nominee as you may have specified by timely notice to the Company, evidencing the aggregate principal amount of the Notes of each series whose purchase is being funded by you into escrow on the Closing Date and in the denomination or denominations specified in Schedule I attached hereto, against your payment of the purchase price thereof into escrow by transfer of immediately available funds in the amount of such purchase price for credit to the Escrow Account, account # 01793561 at Texas Commerce Bank National Association, Dallas, Texas (ABA No. 113 000 609).

     PARAGRAPH 3.  CONDITIONS PRECEDENT.

     3. CONDITIONS. Your obligation to deposit into escrow on the Closing Date the purchase price of the Notes to be acquired by you is subject to the satisfaction, on or before the Closing Date, of the conditions specified in Paragraph 3A, and your obligation to complete the purchase of and payment for such Notes is further subject to the satisfaction, by 1:00 p.m. Houston time, on the Business Day next preceding the Escrow Break Date, of the conditions specified in Paragraph 3B.

     3A.    CLOSING DATE CONDITIONS.

     3A(1). CERTAIN DOCUMENTS. The Escrow Agent shall have received fully executed originals of each of the following, each dated the Closing Date, unless otherwise specified below:

            (i)   The Notes to be purchased by you.

            (ii) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

            (iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement, the Escrow Agreement and the Notes and the other documents to be delivered hereunder.

            (iv) Certified copies of the Certificate of Incorporation and bylaws of the Company.

            (v) A favorable opinion of Robert C. Moore, Vice President-General Counsel of the Company, addressed to you and satisfactory to you and substantially in the form of Exhibit B-1 attached hereto and as to such other matters as you may reasonably request.

            (vi) Certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements which name the Company or any Subsidiary (under its present name and any previous name) as debtor and which are filed in the State of Texas.

            (vii) A Guaranty Agreement in the form of Exhibit C attached hereto (the "GUARANTY AGREEMENT").

     3A(2). OPINION OF PURCHASER'S SPECIAL COUNSEL. The Escrow Agent shall have received from Andrews & Kurth L.L.P., who are acting as special counsel for you in connection with this transaction, a favorable opinion dated the Closing Date, addressed to you and satisfactory to you as to such matters incident to the matters herein contemplated as you may reasonably request.

     3A(3). REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Closing Date no Event of Default or Default; and the Company shall have delivered to the Escrow Agent an Officer's Certificate, dated the Closing Date, to both such effects.

     3A(4). PURCHASE PERMITTED BY APPLICABLE LAWS. The offer by the Company of, and the purchase of and payment for the Notes to be purchased by you on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and the Escrow Agent shall have received such certificates or other evidence as you may request to establish compliance with this condition.

     3A(5). PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of paragraph 11C, the Company shall have paid the fees, charges and disbursements of your special counsel and any local counsel engaged by you or your special counsel referred to in paragraph 3A(2) to the extent reflected in a statement of any such counsel rendered to the Company prior to or on the Closing Date.

     3A(6). PRIVATE PLACEMENT NUMBERS. Standard & Poor's CUSIP Service Bureau (in accordance with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have issued a private placement number for each series of Notes (collectively, the "PRIVATE PLACEMENT NUMBER") to be purchased by you on the Closing Date. All fees and expenses incurred in connection with obtaining the Private Placement Number shall have been paid by the Company.

     3A(7). PRIOR OR SIMULTANEOUS DEPOSIT BY OTHER PURCHASERS. Each of the other Purchasers shall have made funds available to the Escrow Agent in an amount equal to the purchase price of the Note or Notes to be purchased by it.

     3A(8).  PROCEEDINGS.   All corporate and other proceedings taken or to be
taken in connection with the transactions contemplated hereby on the Closing Date and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

     3A(9).  ADDITIONAL CLOSING DATE OPINIONS.   You shall have received (i) a
favorable opinion of Robert C. Moore, Vice President-General Counsel of the Company, dated the Closing Date, addressed to you and satisfactory to you and substantially in the form of Exhibit B-2 attached hereto, and (ii) a favorable opinion of Andrews & Kurth L.L.P., dated the Closing Date, addressed to you and satisfactory to you as to such matters incident to the matters herein contemplated as you may reasonably request. (The opinions referred to in this subparagraph shall be delivered, and not placed in the escrow contemplated by the Escrow Agreement.)

     3B.    FURTHER CONDITIONS.

     3B(1). CLOSING DOCUMENTS AND OFFICER'S CERTIFICATE. You shall have received executed originals of all closing documents delivered to the Escrow Agent on the Closing Date (other than Notes issued to other Purchasers), together with a certificate of a Responsible Officer, dated the Release Condition Satisfaction Date, to the effect that (i) the representations and warranties made in paragraph 8 are true on and as of the Release Condition Satisfaction Date as if made on and as of such date, (ii) the certificates delivered to the Escrow Agent on the Closing Date pursuant to Paragraph 3A(1)(ii), (iii), (iv) and (vi), 3A(3) and 3A(4), if any, may be relied upon as of the Release Condition Satisfaction Date as if dated and delivered on said date, and (iii) the conditions specified in the following Paragraphs 3B(3) and
(4) have been satisfied.

     3B(2). INTERCREDITOR AGREEMENT.   You shall have received a fully executed
Amended and Restated Intercreditor Agreement in the form of Exhibit D attached hereto, dated on or prior to the Release Condition Satisfaction Date.

     3B(3). CHAPARRAL TO BE WHOLLY OWNED. All of the issued and outstanding shares of stock of Chaparral shall be owned directly or indirectly by the Company.

     3B(4). ASSUMPTION OF CHAPARRAL DEBT. The Company shall have assumed or otherwise be liable for Chaparral's unsecured Senior Notes due 2004 in the outstanding principal amount of $56,000,000 and Chaparral's First Mortgage Notes due 2000 in the outstanding principal amount of $8,182,330 and Chaparral shall have ceased to be obligated with respect to such Debt.

     3B(5). ESCROW AGREEMENT CERTIFICATE. The Company shall have delivered to the Escrow Agent, with a copy to you, the Officer's Certificate contemplated by subsection 3(d) of the Escrow Agreement.

     3B(6). PRIOR OR SIMULTANEOUS PURCHASE BY OTHER PURCHASERS. Each of the other Purchasers shall have accepted delivery of the Note or Notes to be purchased by it on or prior to the Closing Date.

     3B(7).  PROCEEDINGS.   All corporate and other proceedings taken or to be
taken in connection with the transactions contemplated hereby on the Release Condition Satisfaction Date and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

     3C. AGREEMENT OF COMPANY. In consideration of each Purchaser's agreement to employment of the escrow closing procedure provided for herein and in the Escrow Agreement, the Company hereby covenants and agrees with and for the benefit of the Purchasers as follows:

     3C(1). BEST EFFORTS UNDERTAKING. The Company shall use its best efforts to satisfy (or to cause satisfaction of), by 1:00 p.m., Houston time, on the Business Day next preceding the Escrow Break Date, each further condition specified in Paragraph 3B.

     3C(2). DELIVERY OF CERTIFICATES. Without limiting the generality of Paragraph 3C(1), if the conditions specified in Paragraphs 3B(3) and 3B(4) shall be satisfied by 1:00 p.m., Houston time, on the Business Day next preceding the Escrow Break Date, the Company shall, concurrently with the satisfaction thereof (or, if not satisfied substantially simultaneously, concurrently with the satisfaction of the later thereof to be satisfied), deliver as specified in Paragraphs 3B(1) and 3B(5) the certificates referred to therein.

     PARAGRAPH 4.  PREPAYMENTS.

     4.   PREPAYMENTS.

     4A. MANDATORY PREPAYMENTS OF SERIES A AND B NOTES . Subject to the proviso to the next succeeding sentence, on April 15, 2004 the Company will prepay $20,000,000 aggregate principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes and on April 15, 2005 the Company will prepay $40,000,000 aggregate principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes. Each such prepayment shall be at 100% of the principal amount so prepaid, with interest accrued thereon to the prepayment date but without payment of the Yield-Maintenance Amount or any other premium, and shall be applied to the prepayment of each outstanding Series A Note, allocated ratably among all such Notes in accordance with the respective outstanding principal amounts thereof and without regard to series; provided that upon any partial prepayment of the Series A Notes pursuant to paragraph 4B or purchase of such Notes permitted by paragraph 4E, the principal amount of each required prepayment of such Notes becoming due under this paragraph 4A on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of such Notes is reduced as a result of, and giving effect to, such prepayment or purchase.

     4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes of each series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note.

     4C. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

     4D. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes pursuant to paragraph 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding, without regard to series (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or B) in proportion to the respective outstanding principal amounts thereof.

     4E. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or paragraph 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder except by means of an offer by the Company or such Subsidiary or Affiliate to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding, without regard to series, upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

     PARAGRAPH 5.  AFFIRMATIVE COVENANTS.

     5.   AFFIRMATIVE COVENANTS.

     So long as any Note shall remain unpaid, the Company covenants that

     5A. FINANCIAL STATEMENTS. The Company will deliver to each holder in triplicate:

          (i) as soon as practicable and in any event within sixty (60) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail, in accordance with generally accepted accounting principles and satisfactory in form to the Required Holders and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) with respect to consolidated financial statements if such financial statements are included in such report;

          (ii) as soon as practicable and in any event within 105 days after the end of each fiscal year, consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail, in accordance with generally accepted accounting principles and satisfactory in form to the Required Holders and, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holders; provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) if such financial statements are included in such report;

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (v) promptly after the filing or receiving thereof, copies of all material reports and notices which the Company or any Subsidiary files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Company or any Subsidiary receives from such corporation; and

          (vi) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company or any Subsidiary as such holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B(l), 6B(2), 6B(3) and 6B(5) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause
(ii) above, the Company will deliver to each holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     5B. INFORMATION REQUIRED BY RULE 144A. The Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

     5C. INSPECTION OF PROPERTY. The Company will permit any Person designated by any Significant Holder in writing, at the Company's expense during the continuance of a Default or Event of Default and otherwise at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

     5D. MAINTENANCE OF PROPERTIES. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this paragraph 5D shall not prevent the Company or any such Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

     5E. INSURANCE. The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     5F.  COMPLIANCE WITH LAW.   The Company will and will cause each of its
Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

     5G.  CORPORATE EXISTENCE, ETC.    The Company will at all times preserve
and keep in full force and effect its corporate existence. Subject to paragraph 6B(5), the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

     PARAGRAPH 6.  NEGATIVE COVENANTS.

     6. NEGATIVE COVENANTS. So long as any Note shall remain unpaid, the Company covenants that:

     6A. DIVIDEND LIMITATION. The Company will not directly or indirectly declare, order, pay, make or set apart any dividend on any class of its stock at any time after the date hereof, make any other distribution on account of any class of its stock, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its stock (all of the foregoing being herein called "RESTRICTED PAYMENTS") unless after giving effect to such Restricted Payment, (I) no Event of Default or Default shall exist, (II) the Company could incur at least $1.00 of additional Debt,
(III) a Subsidiary could incur at least $1.00 of additional Debt pursuant to paragraph 6B(2)(vii)(a), and (IV) the Company could incur at least $1.00 of additional Debt secured by a Lien pursuant to paragraph 6B(l)(x).

     6B. LIENS, DEBT, AND OTHER RESTRICTIONS. The Company will not and will not permit any Subsidiary to:

     6B(1). LIENS. Create, assume or suffer to exist any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or any income or profits therefrom, except

          (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which reserves or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor,

          (ii) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit or guaranteeing the obligations of a Person (including, without limitation mechanics and materialmen's liens and landlord liens), and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

          (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or a Subsidiary,

          (iv) Liens on property of the Company described in Schedule 6B(2) attached hereto and securing Debt permitted by clause (iii) of paragraph 6B(2),

          (v) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price, of property acquired by the Company or a Subsidiary after December 18, 1997, or the construction or improvement of fixed assets useful in carrying on the business of the Company or a Subsidiary and incurred after December 18, 1997, provided that no such Lien shall encumber property acquired with the proceeds of a sale of assets made in reliance on paragraph 6B(5)(viii), and provided further that (a) any such Lien shall attach solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is thereto unimproved real property being improved by such acquired property or upon which the fixed asset is being constructed, and (b) the principal amount of Debt secured by any such Lien and any Liens permitted by clause (vi) shall at no time exceed an amount equal to 100% of the lesser of (I) the cost to the Company or such Subsidiary of the property so acquired and (II) the fair market value of such property (as determined in good faith by the Board) at the time of such acquisition, (c) any such Lien shall be created within 180 days after, in the case of property, its acquisition, or, in the case of construction or improvements, completion or the date of the initiation of its commercial operation, or in the case of a Sale Lease-Back Transaction with respect a manufacturing facility being initially placed into commercial operation by the Company or any Subsidiary, the date on which such manufacturing facility is placed in commercial operation, and (d) in the case of any Lien securing a Capitalized Lease Obligation, the fixed asset which is the subject of the lease, if previously owned by the Company, shall have been sold or otherwise disposed of in accordance with paragraph 6B(5) (other than in reliance on clause (viii));

          (vi) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that no such Lien shall encumber property acquired with the proceeds of a sale of assets made in reliance on paragraph 6B(5)(viii), provided further that no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, and provided further that each such Lien shall at all times be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

          (vii) any Lien renewing, extending, refunding or replacing any Lien permitted by clause (iv), (v) or (vi) above, provided that the principal amount of Debt secured by such Lien is not increased or the maturity thereof reduced, such Lien is not extended to other property, and any incurrence of Debt in connection with such renewal, extension, refunding or replacing such Lien shall be permitted by paragraph 6B(2);

          (viii) any attachment or judgment Lien, unless the time for the appeal of such judgment it secures shall not have expired or such judgment shall not have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within sixty (60) days after the expiration of any such stay;

          (ix) survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

          (x) other Liens on the property of the Company or its Subsidiaries, provided that no such Lien shall be created, incurred or assumed unless, immediately after giving effect thereto, the aggregate amount of Debt secured by this clause (x) shall not exceed fifteen percent (15%) of Consolidated Net Worth; and

          (xi) other Liens, provided that the Company shall or shall cause the Notes to be provided equal and ratable security with or prior to all other indebtedness secured by such Liens so long as any indebtedness shall be secured by such Liens and will deliver to the holders of the Notes an opinion of counsel acceptable to the Required Holders that the Notes are so secured, which opinion shall be without qualification relating to fraudulent transfer. For purposes of this paragraph, equal and ratable security shall mean that (a) the assets subject to such other Liens also secure the Notes and (b) with respect to any proceeds from such assets, either (I) payments of principal, interest and Yield-Maintenance Amount or other premium, if any, and any fees and expenses due under the Notes or this Agreement, shall each be accorded the same priority as the highest priority accorded fees, expenses, premium, interest, principal, or any other fee, payment or charge with respect to any other indebtedness secured by such Lien or (II) the Required Holders of the Notes and the holders of any other indebtedness secured by such Lien shall have entered into an intercreditor agreement with respect to the sharing of any such proceeds.

     6B(2). DEBT. Create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect thereto, any Debt, except

            (i)   Debt of the Company represented by the Notes,

            (ii) Debt of the Company and any Subsidiary secured by Liens permitted by the provisions of paragraph 6B(l), provided that at the time of incurrence, including any rollover of any Debt the interest rate of which is based upon the London interbank offered rate (LIBOR), the rate offered on any certificate of deposit or the Fed Funds Rate, and immediately after giving effect thereto the Debt of the Company and its Subsidiaries would not exceed 60% of Consolidated Total Capitalization.

            (iii) Debt of the Company and its Subsidiaries described in Schedule 6B(2) attached hereto,

            (iv) Debt of any Subsidiary to the Company or any wholly-owned Subsidiary,

            (v) Debt of a Person existing at the time it becomes a Subsidiary, provided that such Debt shall not include Debt of any Person that becomes a Subsidiary pursuant to an acquisition in which proceeds of a sale of assets made in reliance on paragraph 6B(5)(viii) are used, and provided, further that, at the time of incurrence, including any rollover of any Debt the interest rate of which is based upon the London interbank offered rate (LIBOR), the rate offered on any certificate of deposit or the Fed Funds Rate, and immediately after giving effect thereto the Debt of the Company and its Subsidiaries would not exceed 60% of Consolidated Total Capitalization ,

            (vi) Debt of a Subsidiary created in connection with, or with a view to compliance by such Subsidiary with the requirements of any program, law, statute or regulation of any governmental authority, which is applicable to such Subsidiary and which provides material financial or tax benefits to such Subsidiary which are not available to the Company or available to the Company only on terms which the Board of Directors determines are not as favorable as those available to the Subsidiary, provided that at the time of incurrence, including any rollover of any Debt the interest rate of which is based upon the London interbank offered rate (LIBOR), the rate offered on any certificate of deposit or the Fed Funds Rate, and immediately after giving effect thereto the Debt of the Company and its Subsidiaries would not exceed 60% of Consolidated Total Capitalization,

            (vii) other Debt of the Company (other than Debt to any Subsidiary) and its Subsidiaries provided that at the time of incurrence, including any rollover of any Debt the interest rate of which is based upon the London interbank offered rate (LIBOR), the rate offered on any certificate of deposit or the Fed Funds Rate, and immediately after giving effect thereto
     (a) if such Debt is Debt of a Subsidiary, the aggregate amount of Subsidiary Debt does not exceed 15% of Consolidated Net Worth and (b) the Debt of the Company and its Subsidiaries would not exceed 60% of Consolidated Total Capitalization, and

            (viii) any extension, renewal or replacement of Debt described in clauses (iii) and (v), provided that at the time of incurrence, including any rollover of any Debt the interest rate of which is based upon the London interbank offered rate (LIBOR), the rate offered on any certificate of deposit or the Fed Funds Rate, and immediately after giving effect thereto the Debt of the Company and its Subsidiaries would not exceed 60% of Consolidated Total Capitalization.

     6B(3). LOANS, ADVANCES, INVESTMENTS AND CONTINGENT LIABILITIES. Make any loan or advance to, or extend credit (other than credit extended in the normal course of business to any Person who is not an Affiliate of the Company) to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that

            (i) the Company or any wholly-owned Subsidiary may make or permit to remain outstanding loans or advances to any Subsidiary, and any Subsidiary may make or permit to remain outstanding loans or advances to the Company or any wholly-owned Subsidiary;

            (ii) the Company or any wholly-owned Subsidiary may own, purchase or acquire stock, other equity interests, obligations or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary;

            (iii) the Company or any Subsidiary may own, purchase or acquire (a) certificates of deposit, bankers acceptances and time deposits of commercial banks and trust companies organized under the laws of the United States (having capital, surplus and undivided profits of at least in excess of $100,000,000 and senior unsecured long-term debt rated A or better by S&P or A2 or better by Moody's) which mature within one year of the date of issuance (b) certificates of deposit, acceptances and time deposits of commercial banks and trust companies (other than those specified in clause
     (a)) organized under the laws of the United States with which the Company has a relationship, provided that such investments do not exceed $10,000,000 in the aggregate, (c) commercial paper rated A-1 by S&P or P-1 by Moody's, (d) obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, in each case due within three years from the date of purchase and payable in the United States in United States dollars, (e) repurchase agreements with respect to any investment described in clauses (a) and (d) hereof entered into with a bank or trust company described in clause (a) if such repurchase agreements are by their terms to be preferred by the repurchase obligor and such repurchase agreements are deposited with institutions described in clause (a), and (f) money market funds classified as a current asset according to generally accepted accounting principles and managed by a bank or trust company described by clause (a) which invests substantially all of its assets in investments described in clauses (a) and (d);

            (iv) loans and advances in the ordinary course of business to officers, directors and employees for expenses incidental to carrying on the business of the Company or any Subsidiary;

            (v) investments of the Company and its Subsidiaries existing as of the Closing Date and described on Schedule 6B(3); and

            (vi) other investments; provided that, at the time such investment is made, after giving effect to such investment, (a) no Event of Default or Default shall exist, (b) the Company could incur at least $1.00 of additional Debt, (c) a

     Subsidiary could incur at least $1.00 of additional Debt pursuant to paragraph 6B(2)(vii)(a), and (d) the Company could incur at least $1.00 of additional Debt secured by a Lien pursuant to paragraph 6B(l)(x).

     6B(4). SALE OF STOCK, OTHER EQUITY INTERESTS AND DEBT OF SUBSIDIARIES.
Sell or otherwise dispose of, or part with control of, any shares of stock, other equity interests or Debt of any Subsidiary, except to the Company or a wholly-owned Subsidiary, and except that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock, other equity interests and Debt so sold, provided that such sale shall be treated as the sale of the assets of such Subsidiary and such sale of assets shall be permitted by paragraph 6B(5), and provided further that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock, other equity interests or Debt of the Company or any shares of stock, other equity interests or Debt of the Company or any other Subsidiary (unless all of the shares of stock, other equity interests and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this Paragraph 6B(4)).

     6B(5). MERGER AND SALE OF ASSETS. Merge or consolidate with or into any other Person or convey, lease, transfer or otherwise dispose of all or any part of its assets to any Person except that:

            (i) any Subsidiary may merge with the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more other wholly-owned Subsidiaries (provided that the wholly-owned Subsidiary(ies) shall be the continuing or surviving corporation(s));

            (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another wholly-owned Subsidiary;

            (iii) the Company may lease, sell or transfer or otherwise dispose of its assets to its Subsidiaries, provided that, to the extent such assets constitute a material portion of the assets of the Company and its Subsidiaries, taken as a whole, the Subsidiaries receiving such assets shall assume or guarantee the Notes pursuant to a written agreement in form and substance reasonably satisfactory to the Required Holders;

            (iv) any Subsidiary may merge or consolidate with any other corporation, provided that, immediately after giving effect to such merger or consolidation (a) the continuing or surviving corporation of such merger or consolidation shall constitute a Subsidiary, and (b) immediately after giving effect to such merger (I) no Event of Default or Default shall exist, (II) the Company could incur at least $1.00 of additional Debt,
     (III) a Subsidiary could incur at least

     $1.00 of additional Debt pursuant to paragraph 6B(2)(vii)(a), and (IV) the Company could incur at least $1.00 of additional Debt secured by a Lien pursuant to paragraph 6B(1)(x);

            (v) the Company may consolidate with or merge into any other Solvent corporation (including a Subsidiary) if (a) the surviving corporation is a corporation organized and existing under the laws of a state of the United States of America, the District of Columbia, Canada or a province thereof, with substantially all of its assets located and a majority of its business conducted within the continental United States or Canada, (b) if the Company is not the surviving Corporation, the surviving corporation expressly assumes, by an agreement reasonably satisfactory in substance and form to the Required Holders (which agreement may require the delivery in connection with such assumption of such opinions of counsel as the Required Holders may reasonably require), the obligations of the Company under this Agreement and under the Notes and (c) immediately after giving effect to such transaction (and such assumption), (I) no Default or Event of Default shall exist, (II) the surviving corporation could incur at least $1.00 of additional Debt, (III) a Subsidiary could incur at least $1.00 of additional Debt pursuant to paragraph 6B(2)(vii)(a), and (IV) the surviving corporation could incur at least $1.00 of additional Debt secured by a Lien pursuant to paragraph 6B(1)(x);

            (vi) the Company and any Subsidiary may sell or otherwise dispose of inventory in the ordinary course of business;

            (vii) the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to any Person, provided that (a)(1) such assets together with (2) all other assets of the Company and its Subsidiaries sold, leased, transferred or otherwise disposed of during the preceding 12-month period and (3) the assets of all Subsidiaries the stock, other equity interests or Debt of which has been sold or otherwise disposed of during the preceding 12-month period pursuant to paragraph 6B(4) (in each transaction measured by depreciated book value), do not represent more than 15% of Consolidated Total Assets as reflected on the most recent annual or quarterly consolidated balance sheet, (b)(1) such assets together with (2) all other assets of the Company and its Subsidiaries sold, leased, transferred or otherwise disposed of since the issuance of the Notes and
     (3) the assets of all Subsidiaries the stock, other equity interests or Debt of which has been sold or otherwise disposed of since the issuance of the Notes pursuant to paragraph 6B(4) (in each transaction measured by depreciated book value), do not represent more than 30% of Consolidated Total Assets as reflected on the most recent annual or quarterly consolidated balance sheet and (c) in the opinion of the Board of Directors of the Company, or of such Subsidiary which is so disposing of assets, the disposition is for fair value and is in the best interests of the Company and any such Subsidiary, as the case may be, and provided further that there shall be (I) no Default or Event of Default (II) the

     Company could incur at least $1.00 of additional Debt, (III) a Subsidiary could incur at least $1.00 of additional Debt pursuant to paragraph 6B(2)(vii)(a), and (IV) the Company could incur at least $1.00 of additional Debt secured by a Lien pursuant to paragraph 6B(1)(x);

            (viii) the Company or any Subsidiary may sell assets as set forth in clause (vii) but in excess of the limitations set forth in clauses (vii)(a) and (b) if the proceeds of such sale are immediately after the consummation of such sale deposited and invested in an escrow account with a depository institution or trust company having capital surplus and undivided profits aggregating at least $100,000,000 acting as escrow agent (which institution or trust company shall have acknowledged that it has no right of set off with respect to such proceeds), and are applied within 18 months of the date of sale to the purchase of the assets utilized in the general nature of the business, taken on a consolidated basis of the Company and its Subsidiaries as of the date hereof; and

           (ix) the Company may distribute assets to the Company's shareholders pursuant to paragraph 6A.

     6B(6). SALE AND LEASE-BACK. Enter into any Sale Lease-Back Transaction, unless (a) the Lien created as a result of such transaction, would be permitted under paragraph 6B(1)(v); or (b) after giving effect to the Attributable Debt incurred in connection with such transaction and the substantially concurrent application of any proceeds received by the Company or its Subsidiaries from such transaction the Lien created as a result of such transaction would be permitted under paragraph 6B(l)(x); or (c) the Company (i) shall (A) immediately after the consummation of such transaction deposit an amount equal to the fair market value of the subject property (as determined in good faith by the Board of Directors of the Company) at the time of the effective date of such Sale Lease-Back Transaction (the "FAIR MARKET VALUE") in an escrow account with a depository institution or trust company having capital, surplus and undivided profits aggregating at least $100,000,000, acting as escrow agent, which depository institution or trust company shall invest such amount in investments as defined in investments provided for in paragraph 6B(3)(iii) until such amount is applied pursuant to clause (ii) below, and (B) within five (5) days after making such deposit furnish each holder of Notes with a written notice that it will offer to prepay Debt pursuant to clause (ii) below, and (ii) within 180 days following the effective date of such transaction, have the escrow agent (x) make a written offer to the holders of the Notes to apply an amount equal to the Fair Market Value to prepay the Notes (without any Yield-Maintenance Amount) and
(y) prepay amounts outstanding under the Company's bank facility, pro rata based on the amounts then outstanding. Any amounts not accepted by the holders of the Notes within thirty (30) days of receipt of such offer shall be (i) used by the escrow agent to reduce the amount outstanding under the Company's bank facility or (ii) to the extent there are amounts remaining after the payment of all amounts outstanding under such bank facility, shall be returned by the escrow agent to the Company.

     6B(7). SUBSIDIARY RESTRICTIONS. Except as set forth on Schedule 6B(7), enter into, or be otherwise subject to, any contract, agreement or other binding obligation that limits the amount of, or otherwise restricts (i) the payment of dividends or other redemptions or distributions with respect to its capital stock by any Subsidiary, (ii) the repayment by any Subsidiary of intercompany loans or advances, or (iii) other intercompany transfers of property or other assets by Subsidiaries.

     6C. ISSUANCE OF STOCK OR OTHER EQUITY INTERESTS BY SUBSIDIARIES. The Company covenants that it will not permit any Subsidiary to issue, sell or otherwise dispose of any shares of any class of its stock (other than directors' qualifying shares) or other equity interests except to the Company or another Subsidiary.

     6D. SUBSIDIARY GUARANTEES. The Company will not cause, suffer or permit any Subsidiary that is not at the time a party to the Guaranty Agreement to Guarantee to any creditor or potential creditor the payment or collection of:

          (i) any outstanding Debt or other obligation of the Company to such creditor; or

          (ii) any Debt or other obligation of the Company that may be incurred by it under an agreement containing a commitment of such creditor or potential creditor to extend credit to the Company or otherwise to become its obligee;

unless such Subsidiary (a "NEW GUARANTEEING SUBSIDIARY") shall deliver to each holder of a then outstanding Note

          (A) an executed copy of an addendum, in form and substance satisfactory to the Required Holders, whereby such New Guaranteeing Subsidiary agrees to become a party to the Guaranty Agreement and the Intercreditor Agreement (each as then in effect), with the same force and effect as if it had been an original Subsidiary guarantor party thereto (a "GUARANTY ADDENDUM");

          (B) a resolution of the board of directors or other governing body of such New Guaranteeing Subsidiary approving the form of such Guaranty Addendum and the Guaranty Agreement, the Intercreditor Agreement and this Agreement (each as then in effect) and authorizing such New Guaranteeing Subsidiary's execution, delivery and performance of such Guaranty Addendum, and performance of the Guaranty Agreement; and

          (C) a favorable opinion, in form, scope and substance satisfactory to the Required Holders, of counsel satisfactory to the Required Holders, with respect to such Guaranty Addendum, the Guaranty Agreement as modified thereby, and such other matters as the Required Holders or their counsel may reasonably request.

     PARAGRAPH 7.  EVENTS OF DEFAULT.

     7.   EVENTS OF DEFAULT.

     7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note for more than five (5) days after the date due; or

          (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds Three Million Dollars ($3,000,000); or

          (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any agreement, covenant, term or condition contained herein (other than as provided in clauses (i) and (ii) above) and such failure shall not be remedied within thirty (30) days after any Responsible Officer obtains actual knowledge thereof; or

          (vi) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (vii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "BANKRUPTCY LAW"), of any jurisdiction; or

          (viii) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (ix) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than thirty (30) days; or

          (x) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

          (xii) any judgment or order, or series of judgments or orders, in an amount in excess of $3,000,000 (exclusive of any amount covered by insurance policies, but only to the extent the issuers of such policies are solvent and are not contesting coverage and have not indicated that they intend to contest coverage) is rendered against the Company or any Subsidiary and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) within ninety (90) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within ninety (90) days after the expiration of any such stay, such judgment is not discharged; or

          (xiii) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $10,000,000;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (vii), (viii) or (ix) of this paragraph 7A with respect to the Company, the Required Holders may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

     The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holders may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

     7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     PARAGRAPH 8.  REPRESENTATIONS, COVENANTS AND WARRANTIES.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

     8A. ORGANIZATION. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and each Subsidiary is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is organized or formed. The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

     8B. FINANCIAL STATEMENTS. The Company has furnished you with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at May 31 in each of the years 1994 through 1997, inclusive, and consolidated statements of income, and cash flows of the Company and its Subsidiaries for each such year, all reported on by Ernst & Young L.L.P.; and
(ii) a consolidated balance sheet of the Company and its

Subsidiaries as at August 31, 1997 and consolidated statements of income, stockholders' equity and cash flows for the three-month period ended on such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since May 31, 1997.

     8C. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which would result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. There is no action, suit, investigation or proceeding pending or threatened against the Company or any of its Subsidiaries which purports to affect the validity or enforceability of this Agreement or any Note.

     8D. OUTSTANDING DEBT. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraph 6B(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

     8E. TITLE TO PROPERTIES. The Company has and each of its Subsidiaries has good and indefeasible title to respective real properties (other than properties which it leases) and good title to all of their other respective properties and assets, including the properties and assets reflected in the balance sheet as at May 31, 1997 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

     8F. TAXES. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles and such taxes as the failure of the Company or its Subsidiaries to pay would not result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8G. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing, Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto.
The Company has delivered to each Purchaser, and to Andrews & Kurth L.L.P., copies of (i) each instrument evidencing Debt of the Company or any of its Subsidiaries in an outstanding principal amount in excess of $1,000,000, and each agreement relating thereto, in each case as in effect on the date of this Agreement, and (ii) the offering materials with respect to the proposed acquisition of the outstanding shares of capital stock of Chaparral not currently owned beneficially and of record, directly or indirectly, by it, in each case certified by an appropriate officer of the Company as true, correct and complete.

     8H. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     8I. USE OF PROCEEDS. (i) The proceeds of the Notes shall be used by the Company (A) to refinance existing indebtedness, (B) to fund the acquisition of the outstanding minority interest in Chaparral, (C) to fund capital expenditures and (D) for general corporate purposes. (ii) Neither the Company or any of its Subsidiaries nor any agent acting on behalf of the Company or any of its Subsidiaries has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, T, U or X or any other regulation of the Board or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect. "MARGIN STOCK" (as defined in said Regulations G, T, and U) does not, and giving effect to the acquisition of all of the stock of Chaparral will not, constitute 25% or more of the assets of the Company and its Subsidiaries, and the Company does not intend or foresee that such margin stock will constitute 25% or more of such assets at any time during the term of this Agreement. The parties acknowledge that no Purchaser is relying upon as collateral any margin stock, whether issued by the Company, currently owned by the Company or any of its Subsidiaries or intended to be acquired by the Company or any of its Subsidiaries. The Company warrants and covenants that it shall not take any action that would result, in the absence of the application of the following sentence, in any credit that may be (or that may have been) advanced under this Agreement being classified as purpose credit directly or indirectly secured by margin stock within the meaning of Regulation G. Notwithstanding any term contained in this Agreement to the contrary, if any purpose credit extended under this Agreement should nevertheless ever be deemed to be indirectly secured by margin stock, then, during such time that such condition exists: (a) the Company (without regard to any restriction contained in this Agreement) may sell, pledge or otherwise dispose of the Excess Portion of margin stock (and the exercise of such right shall not constitute cause for accelerating the maturity of the Obligations); and (b) the Company shall not utilize any of its assets that are not margin stock to acquire any margin stock directly or indirectly. As used in this
Section 8I: (I) "REGULATION G" means those regulations concerning credit provided for the purpose of purchasing or carrying margin stock set forth at
Part 207 of Volume 12 of the Code of Federal Regulations, as the same may be amended from time to time; (II) "INDIRECTLY SECURED" and "PURPOSE CREDIT" shall have the meanings ascribed to those phrases in Section 207.2 of Regulations G;
(III) "EXCESS PORTION OF MARGIN STOCK" means that portion of the margin stock directly or indirectly owned by the Company (and, where the value of all margin stock so owned by the Company exceeds the Regulation G Limit, the Company shall promptly identify to the holders of the Notes particular shares from among them which shall be included in such portion exceeding the Regulation G Limit) that has a value, when added to the value of all other margin stock indirectly securing the credit extended under this Agreement, that would cause the total value of the margin stock indirectly securing the credit to exceed the Regulation G Limit; (IV) "REGULATION G LIMIT" means that amount equal to twenty-five percent (25%) of the value of the Company's properties or assets that are then subject to any restriction in this Agreement on the disposition thereof or the creation of Liens thereon; and (V) "BOARD" means the Board of Governors of the Federal Reserve System.

     8J. ERISA . No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 9B.

     8K. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Closing Date with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     8L. ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8M. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

     PARAGRAPH 9.  REPRESENTATIONS OF THE PURCHASERS.

     9.   REPRESENTATIONS OF THE PURCHASERS.  You represent as follows:

     9A. NATURE OF PURCHASE. You are not acquiring the Notes hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control.

     9B. SOURCE OF FUNDS. At least one of the following statements is an accurate representation as to the source (a "SOURCE") to which the Notes to be purchased by you are, and to which such Notes, at the time of issuance thereof, will be, allocated:

          (i) the Source constitutes your "insurance company general account" (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-
     60), and you satisfy all of the applicable requirements for relief under Sections I and IV of PTCE 95-60; or

          (ii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTCE 90-1 (issued January 29, 1990), or (b) a bank collective investment fund, within the meaning of the PTCE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this clause (ii) prior to the execution and delivery of this Agreement, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (iii) the Source constitutes assets of an "investment fund" within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I (c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iii) prior to the execution and delivery of this Agreement; or

          (iv)    the Source is a governmental plan; or

          (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which, or the names of the employers whose employees are covered by such plan or plans (within the meaning of Section 3(14)(C) of ERISA), have been identified to the Company in writing pursuant to this clause (v) prior to the execution and delivery of this Agreement; or

          (vi) the Source is an insurance company separate account maintained solely in connection with the fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

          (vii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     PARAGRAPH 10.  DEFINITIONS.

     10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the recitals and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     10A. YIELD-MAINTENANCE TERMS.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Dallas, Texas are required or authorized to be closed.

          "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

          "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B. OTHER TERMS.

          "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "ATTRIBUTABLE DEBT" shall mean at the time of determination, the present value (discounted at the interest rate, compounded semi-annually, equal to the weighted average yield to maturity of the Notes then outstanding hereunder, such average being weighted by the principal amount of the Notes of each series) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended) entered into in connection with a Sale and Leaseback Transaction (as defined herein).

          "BANKRUPTCY LAW" shall have the meaning specified in clause (vii) of paragraph 7A.

          "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "CHAPARRAL" shall mean Chaparral Steel Company and its subsidiaries.

          "CLOSING DATE" shall have the meaning specified in paragraph 2.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMPANY" shall have the meaning specified in the recitals hereto.

          "CONSOLIDATED NET WORTH" shall mean shareholders' equity determined in accordance with generally acceptable accounting principles including preferred stock (other than preferred stock subject to mandatory redemption prior to maturity of all of the Notes), of the Company and its Subsidiaries.

          "CONSOLIDATED TOTAL ASSETS" shall mean the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principals, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

          "CONSOLIDATED TOTAL CAPITALIZATION" shall mean the sum of Consolidated Net Worth and Total Debt.

          "CONTROL" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, equity interests, trust interest or partnership interests, by contract or otherwise).

          "DEBT" with respect to any Person shall mean, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of preferred stock subject to mandatory redemption prior to the maturity of all of the Notes;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) Capitalized Lease Obligations;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

          (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under generally accepted accounting principles.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ESCROW ACCOUNT" shall mean the Texas Industries Corp. Senior Notes Escrow Account referred to in subsection 3(G) of the Escrow Agreement.

          "ESCROW AGENT" shall have the meaning specified in the Escrow
Agreement.

          "ESCROW AGREEMENT" shall have that certain Escrow Agreement dated as of the date hereof executed by the Company, the Purchasers and the Escrow Agent in the form of Exhibit E attached hereto.

          "ESCROW BREAK DATE" shall have the meaning specified in the Escrow Agreement.

          "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "FED FUNDS RATE" shall mean the rate charged in the interbank market for excess balances in reserve accounts at Federal Reserve Banks.

          "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

          "GUARANTY ADDENDUM" shall have the meaning specified in paragraph 6D.

          "GUARANTY AGREEMENT" shall have the meaning specified in paragraph 3A(vii).

          "INTERCREDITOR AGREEMENT" shall have the meaning specified in paragraph 3A(viii).

          "LIEN" shall mean any mortgage, pledge, priority, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

          "MOODY'S" shall mean Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NEW GUARANTEEING SUBSIDIARY" shall have the meaning specified in paragraph 6D.

          "NOTES" shall have the meaning specified in paragraph 1.

          "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

          "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

          "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

          "PRIVATE PLACEMENT NUMBERS" shall have the meaning specified in paragraph 3F.

          "PTCE" shall have the meaning specified in paragraph 9B.

          "PURCHASERS" shall mean each of the financial institutions whose names are set forth in the signature pages of this Agreement, and "PURCHASER" shall mean one of the Purchasers.

          "RELEASE CONDITION SATISFACTION DATE" shall have the meaning specified in the Escrow Agreement.

          "REQUIRED HOLDERS"shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes from time to time outstanding.

          "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

          "RESTRICTED PAYMENTS" shall have the meaning specified in paragraph
6A.

          "SALE LEASE-BACK TRANSACTION" shall mean arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property for a term greater than one year which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary.

          "S&P" shall mean Standard & Poor's Rating Group, a division of McGraw Hill, Inc.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SERIES A NOTES" shall have the meaning specified in paragraph 1.

          "SERIES B NOTES" shall have the meaning specified in paragraph 1.

          "SERIES C NOTES" shall have the meaning specified in paragraph 1.

          "SERIES D NOTES" shall have the meaning specified in paragraph 1.

          "SERIES E NOTES" shall have the meaning specified in paragraph 1.

          "SIGNIFICANT HOLDER" shall mean (i) you, so long as you shall hold any Note, or (ii) any other holder of at least 2.5% of the aggregate principal amount of the Notes from time to time outstanding.

          "SOLVENT" shall mean that (i) a Person's aggregate assets, at a fair valuation, are greater than the aggregate amount of such Person's liabilities and (ii) such Person is able to pay its debts as they come due.

          "SOURCE" shall have the meaning specified in paragraph 9B.

          "SUBSIDIARY" shall mean any corporation, association or business entity organized under the laws of any state of the United States, Canada, or any province of Canada or Mexico which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States, Canada or Mexico, and (i) in the case of a corporation, at least 51% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries or (ii) in other cases, the Company and one or more of its Subsidiaries owns sufficient equity or voting interests in such entity to enable the Company or any of its Subsidiaries or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, or any partnership or joint venture if at least a 51% interest in the profits or capital thereof is owned by the Company or one or more of its Subsidiaries or the Company and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of the Company or one or more of its Subsidiaries).

          "SUBSIDIARY DEBT" shall mean Debt of any Subsidiary other than (a) Debt permitted by paragraphs 6B(2)(ii), (iii), (iv), (v) and (vi), and (b) Guaranties by, and co-obligations of, Subsidiaries in respect of indebtedness with respect to which the Company is directly liable, so long as the holders of the Notes shall have received a substantially identical guaranty from such Subsidiary, or such Subsidiary shall have become co-obligated, in respect of the Company's obligations under notes, in each case on terms and conditions reasonably satisfactory to the Required Holders, including but not limited to
(i) an opinion in form and substance satisfactory to the Required Holders of counsel satisfactory to the Required Holders that the guaranty of the Notes is enforceable in accordance with its terms and does not constitute a fraudulent transfer or (ii) an intercreditor agreement with respect to payments made pursuant to the guaranties of such Subsidiary shall have been entered into by the Required Holders on behalf of the holders of the Notes and each other beneficiary of a guaranty issued by such Subsidiary.

          "TOTAL DEBT" shall mean all Debt of the Company and its Subsidiaries.

          "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

          "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     10C. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

     PARAGRAPH 11.  MISCELLANEOUS.

     11.  MISCELLANEOUS.

     11A. PLACE OF PAYMENT. Subject to paragraph 11B, payments of principal, Yield-Maintenance Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Morgan Guaranty Trust Company of New York in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     11B. HOME OFFICE PAYMENT. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in paragraph 11A or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Yield-Maintenance Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule I, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to paragraph 11A. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to paragraph 11E. The Company will afford the benefits of this paragraph 11B to any institutional investor that is a Transferee and that has made the same agreement relating to such Note as you have made in this paragraph 11B.

     11C. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by you or such Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by you or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11C shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

     11D. CONSENT TO AMENDMENTS.  This Agreement may be amended, and the
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holders except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11D, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11E. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, and integral multiples of $100,000 in excess thereof, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of the same series and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note of any series, such Note may be exchanged for other Notes of the same series and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of any series of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of the same series, in lieu of the lost, stolen, destroyed or mutilated Note.

     11F. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that no purchaser or holder of any such participation shall have any rights under this Agreement, or the Note in which such participation is granted, against the Company or any Subsidiary (all of which rights shall be and remain in the holder granting such participation).

     11G. SUBSTITUTION OF PURCHASER. You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in paragraph
9. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this paragraph 11G), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this paragraph 11G), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

     11H. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

     11I. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11J. DISCLOSURE TO OTHER PERSONS. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof,
(iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any Person from which such holder offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder,
(b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such holder is a party.

     11K. NOTICES. All notices or other communications provided for hereunder (except for the telephonic notice required by paragraph 4C) shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 1341 West Mockingbird Lane, Dallas, Texas 75247-6913,
Attention: Treasurer, with a separate copy Attention: General Counsel, or at such other address as the Company shall have specified to the holder of each
Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

     11L. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Yield Maintenance Amount or other premium, if any, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

     11M. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holders, the determination of such satisfaction shall be made by you or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11N. GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED
IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. This Agreement may not be changed orally, but (subject to the provisions of paragraph 11D) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     11O. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11P. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11Q. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument .

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                              Very truly yours,

                              TEXAS INDUSTRIES, INC.



                              By:
                                 Title:



The foregoing Agreement is
hereby accepted as of the
date first above written.